SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                   FORM 8-K/A

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                  June 18, 1999
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)

                             Macrovision Corporation
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

        Delaware                     000-22023                 77-0156161
------------------------      ------------------------       ----------------
(State of incorporation)      (Commission file number)       (I.R.S. Employer
                                                            Identification No.)

                               1341 Orleans Drive
                           Sunnyvale, California 94089
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (408) 743-8600
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

      The following financial statements and exhibits are filed as part of this report.

      (a) Financial Statements of C -Dilla Limited.

      The following financial statements of C-Dilla Limited are filed as part of this report:


      Independent Auditors' Report                                           3
      Statement of Operations                                                4
      Statement of Stockholders' Funds                                       5
      Balance Sheet                                                          6
      Cash Flow Statement                                                    7
      Notes                                                                  8

                          Independent Auditors' Report

The Board of Directors and Stockholders
C-Dilla Limited:

We have audited the accompanying balance sheet of C-Dilla Limited as of December 31, 1998, and the related statements of operations, shareholders' equity and cash flow for the year ended December 31, 1998 ("financial statements"). These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United Kingdom which are substantially equivalent to auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material aspects, the financial position of C-Dilla Limited as of December 31, 1998, the results of its operations and its cash flow for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the results of operations for the year ended December 31, 1998 and shareholders equity at December 31, 1998 to the extent summarised in Note 17 to the financial statements.

                                                                    28 July 1999
/S/ KPMG
Chartered Accountants
Reading, United Kingdom

                                 C-Dilla Limited

                             STATEMENT OF OPERATIONS



                                                                     Year ended
                                                              December 31, 1998
                                                  Note                  (pound)

Turnover                                           1                   835,131
Cost of sales                                                          (94,447)
                                                                    ----------
Gross profit                                                           740,684

Operating expenses

     Research and development                                         (741,615)
     Sales and marketing                                              (885,682)
     General and administrative                                       (975,688)
                                                                    ----------

Total operating expenses                                            (2,602,985)
                                                                    ----------

Loss from operations                                                (1,862,301)

Interest income, net                                                   102,016
Foreign currency transaction gains                                       3,387
                                                                    ----------

Loss before income taxes                                            (1,756,898)
Provision for income taxes                         4                        --
                                                                    ----------

Net loss                                                            (1,756,898)

Finance cost of non-equity stock

Accrued unpaid cumulative
preferred dividend                                12                   (90,000)
Additional finance cost being an
allocation of the future premium
on redemption                                                         (102,300)
                                                                    ----------

Net loss attributable to equity
stockholders                                                        (1,949,198)
                                                                    ==========


The accompanying notes are an integral part of these financial statements.

                                 C-Dilla Limited

                        STATEMENT OF STOCKHOLDERS' FUNDS
                      For the year ended December 31, 1998

                                                      Cumulative          Additional
                                        Common        redeemable             paid-in      Accumulated
                                         stock   preferred stock             capital           losses               Total
                                       (pound)           (pound)             (pound)          (pound)             (pound)
Balance at January 1, 1998              70,000         1,200,000             447,910       (1,273,308)            444,602

Net loss                                    --                --                  --       (1,756,898)         (1,756,898)

Issue of new stock
(see note 13)                           24,750                --           2,069,159               --           2,093,909
                                        ------         ---------           ---------       ----------             -------

Balance at December 31, 1998            94,750         1,200,000           2,517,069       (3,030,206)            781,613
                                        ======         =========           =========       ==========             =======

-------------------------------------------------------------------------------------------------------------------------
                                                                              Equity         Non-equity             Total
                                                                             (pound)            (pound)           (pound)
Balance at January 1998                                                    (934,303)          1,378,905           444,602

Net loss                                                                 (1,756,898)                 --        (1,756,898)

Issue of new stock                                                        2,093,909                  --         2,093,909

Finance cost of non-equity stock                                           (192,300)            192,300                --
                                                                           --------           ---------           -------

Balance at December 31, 1998                                               (789,592)          1,571,205           781,613
                                                                           ========           =========           =======
-------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                 C-Dilla Limited

                                  BALANCE SHEET

                                                                                         At December 31,
                                                                                Note                1998
                                                                                                 (pound)
ASSETS
Current assets
Cash                                                                                           1,140,999
Accounts receivable (includes provision for bad debts of(pound)3,331)              5             190,438
Related party assets                                                               5             143,719
Other current assets                                                               5              73,620
Inventories                                                                        6                 750
                                                                                              ----------

Total current assets                                                                           1,549,526
Non-current assets
Investment in subsidiary company                                                   7                  18
Property, plant and equipment, net                                                 8             333,217
                                                                                              ----------

Total  non-current assets                                                                        333,235
                                                                                              ----------

Total assets                                                                                   1,882,761
                                                                                              ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank loans and overdrafts                                                          9             266,408
Trade accounts payable                                                             9              76,947
Accrued payroll and related expenses                                               9              41,732
Other accrued expenses                                                             9             670,358
Current instalment of obligations under capital leases                             9              16,115
                                                                                              ----------

Total current liabilities                                                                      1,071,560

Obligations under capital leases, excluding current instalments                                   29,588
                                                                                              ----------

Total liabilities                                                                              1,101,148

Stockholders' funds
Common stock                                                                      13              94,750
Cumulative redeemable preferred stock                                             12           1,200,000
Additional paid-in capital                                                        14           2,517,069
Accumulated losses                                                                15          (3,030,206)
                                                                                              ----------

Total stockholders' funds (comprising a deficit for the equity stockholders of
(pound)789,592 and non-equity stockholders' funds of(pound)1,571,205)                            781,613
                                                                                              ----------

Total liabilities and stockholders' funds                                                      1,882,761
                                                                                              ==========

The accompanying notes are an integral part of these financial statements.

                                 C-Dilla Limited

                               CASH FLOW STATEMENT
                      For the year ended December 31, 1998

                                                                          1998
                                                                       (pound)
Cash flows from operating activities
Net loss                                                            (1,756,898)

Adjustments to reconcile net income to net cash used in operating activities
Depreciation                                                           143,593
Loss on sale of assets                                                     607

Changes in operating assets and liabilities
Accounts receivable                                                    (37,869)
Other debtors                                                         (174,896)
Accounts payable                                                         9,254
Accrued expenses                                                       653,555
                                                                    ----------

Net cash used in operating activities                               (1,162,654)
                                                                    ==========

Cash flows in investing activities
Capital expenditure                                                   (143,590)
Investment in subsidiary                                                   (18)
                                                                    ----------

Net cash used in investing activities                                 (143,608)
                                                                    ==========

Cash flows from financing activities
Proceeds from issue of new shares                                    2,121,212
Share issue costs                                                      (27,303)
Repayment of finance leases                                            (17,132)
Proceeds from bank overdraft facilities                                126,671
                                                                    ----------

Net cash provided by financing activities                            2,203,448
                                                                    ==========

Net increase in cash                                                   897,186
Cash at beginning of period                                            243,813
                                                                    ----------

Cash at end of period                                                1,140,999
                                                                    ==========

The accompanying notes are an integral part of these financial statements.

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

1.  ACCOUNTING POLICIES

These financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP). The accounting principles differ in certain respects from accounting principles generally accepted in the United States (US GAAP). The significant differences and the approximate related effect on the financial statements are set out in note 17.

Accounting convention

The financial statements are prepared under the historical cost convention and on a going concern basis notwithstanding the company's loss for the year ended December 31, 1998, since the company's parent, Macrovision, Inc. has indicated its intention to provide any necessary financial support for the foreseeable future.

Consolidation

The financial statements present information about the company and not about the group of which it is the parent because the directors have taken advantage of the exemption available to a "small group" which is provided by Section 248 of the Companies Act 1985.

Capital instruments

Common stock and cumulative preferred stock are treated in accordance with the requirements of Financial Reporting Standard 4: Capital instruments. Each instrument is classified as either equity or non-equity. The finance cost of non-equity cumulative preferred stock (including dividends and premium on redemption) is recognised in the profit and loss account via a reallocation between equity and non-equity stockholders over the period to redemption. See the Statement of Stockholders' Funds on page 3.

Property, plant and equipment

Depreciation is provided on cost in equal annual instalments over the estimated lives of the assets. The rates of depreciation are as follows:

Leasehold property                                   over the term of the lease
Computer equipment                                   33 1/3% per annum
Motor vehicles                                       25% per annum
Fixtures, fittings and office equipment              25% per annum

Inventory

Inventories are stated at the lower of cost and net realisable value. Cost represents direct materials and labour and production overheads.

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES (continued)

Foreign exchange

Transactions denominated in foreign currencies are translated into sterling at the rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates ruling at that date. These translation differences are dealt with in the income statement.

Leasing and hire purchase commitments

Assets held under finance leases and hire purchase contracts are capitalised at their fair value on the inception of the leases and depreciated over their estimated useful lives. The finance charges are allocated over the period of the lease in proportion to the capital amount outstanding.

Rental costs under operating leases are charged to the income statement in equal annual amounts over the period of the leases.

Deferred taxation

Deferred taxation is provided at the anticipated tax rates on differences arising from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements to the extent that it is probable that a liability or asset will crystallise in the future.

Advertising costs

Advertising costs are charged to the income statement when the cost is incurred.

Research and development

Research and development costs are charged to the income statement when the costs are incurred.

Pension costs

The company operates a defined contribution scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. Annual contributions payable are charged to the income statement.

Turnover

Turnover represents licences, support fees and royalties and is stated exclusive of value added tax.

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES (continued)

Revenue Recognition

The company's software licence revenues are recognized when there is a signed licence agreement, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. All maintenance revenue relating to contracts, which entitle the customer to receive technical support and/or future enhancements of the software, is deferred and recognised ratably over the maintenance period. Consulting revenues are recognised as the services are performed.

2. OPERATING LOSS

Operating loss is stated after charging/(crediting):                       1998
                                                                        (pound)

Staff pension contributions                                              26,023
Depreciation                                                            143,593
Auditors' fees                                                            6,889
Foreign currency transaction gains                                       (3,387)
                                                                        =======

3. DIRECTORS' EMOLUMENTS

The directors' aggregate emoluments in respect of qualifying                1998
services were:                                                           (pound)

Aggregate emoluments                                                     96,816
Company pension contributions                                             2,450
                                                                        -------

                                                                         99,266
                                                                        =======

4. INCOME TAXES

The company has trading losses available to carry forward of approximately (pound)3,000,000 which may, subject to certain conditions, be set against future taxable profits arising from the same trade.

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

5.  DEBTORS

                                                                            1998
                                                                         (pound)

Trade debtors                                                            190,438
Amounts owed by subsidiary undertaking                                   143,719
VAT recoverable                                                            7,535
Other debtors                                                             66,085
                                                                        -------

                                                                         407,777
                                                                        ========

6. INVENTORIES

                                                                            1998
                                                                         (pound)

       Finished goods                                                        750
                                                                        ========

7. INVESTMENTS

                                                                            1998
                                                                         (pound)
Cost and net book value:
At January 1, 1998                                                            --
Additions                                                                     18
                                                                        --------

At December 31, 1998                                                          18
                                                                        ========

The company owns 100% of the issued common stock of C-Dilla, Inc. a company newly incorporated in the USA for the development of secure software products.

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

8.  PROPERTY, PLANT AND EQUIPMENT

                                  Leasehold          Computer              Motor  Fixtures, fittings
                               improvements         equipment           vehicles   & office equipment          Total
Cost:
At January 1, 1998                  115,840           206,213             75,771            92,328           490,152
Additions                             6,983           122,657                 --            13,950           143,590
Disposals                                --              (956)                --                --              (956)
                                    -------           -------             ------           -------           -------

At December 31, 1998                122,823           327,914             75,771           106,278           632,786
                                    -------           -------             ------           -------           -------

Accumulated depreciation:
At January 1, 1998                   26,640            91,763             17,773            20,149           156,325
Charge for year                      24,508            75,241             18,942            24,902           143,593
Disposals                                --              (349)                --                --              (349)
                                    -------           -------             ------           -------           -------

At December 31, 1998                 51,148           166,655             36,715            45,051           299,569
                                    -------           -------             ------           -------           -------

Net book value
December  31, 1998                   71,675           161,259             39,056            61,227           333,217
                                    =======           =======             ======           =======           =======

9. CURRENT LIABILITIES

                                                                      1998
                                                                   (pound)

Bank loans and overdrafts                                          266,408
Trade creditors                                                     76,947
Other creditors including:
PAYE and social security                              41,732
Finance leases                                        16,115
                                                      ------

                                                                    57,847
Accruals and deferred income                                       670,358
                                                                 ---------

                                                                 1,071,560
                                                                 =========

The bank loan is secured on the assets of the company.

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

10.  COMMITMENTS UNDER OPERATING LEASES

At December 31, 1998 the company had aggregate annual commitments under non-cancellable operating leases as set out below:

                                                                           1998
                                                                        (pound)
Operating leases which expire:
Within 2 to 5 years                                                     37,400
                                                                        ======

11. RELATED PARTY TRANSACTIONS

Management fees of (pound)12,000 were paid to IPR Industries Limited (which during 1998 controlled 29.0725% of the voting rights).

MJ Brooke is a director of Coinshire Limited which, during 1998, owned 4.21% of the voting rights. During the year Coinshire Limited received (pound)25,563 in respect of Mr M Brooke's services and expenses as director.

Quester Services Limited, which during 1998 owned 10.69% of the voting rights, received (pound)13,202 in respect of Mr S Acland's services and expenses as director.

Macrovision, Inc. which during 1998 acquired 19.8% of the voting rights and which has subsequently acquired 100% of the voting rights, received (pound)10,428 in respect of expenses and services of Messrs Dunn and Viegas as directors.

12. CUMULATIVE REDEEMABLE PREFERRED STOCK

                                                 Number                  1998
                                                                      (pound)

     Cumulative redeemable preferred stock    1,200,000             1,200,000
                                              =========             =========

The preferred cumulative redeemablestock (which are not convertible into common stock) have the following rights attached to them:

1. The stock is redeemable at a premium of 30%, amounting to (pound)1,560,000 in total (including a redemption premium of (pound)360,000), on the following dates unless the company issues a redemption notice to redeem the shares at an earlier date:

           -    33.33% on April 1, 2000

           -    50% of the balance in issue on April 1, 2001

           -    The remainder of the preferred stock in issue on April 1, 2002

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

12. CUMULATIVE REDEEMABLE PREFERRED STOCK (continued)

2. The stock accrues dividends at a rate of 10% starting from April 1, 1998. The dividends are in arrears by (pound)60,000 for the period April 1, 1998 to September 30, 1998. Including this amount, the accrued dividends to December 31, 1998 are (pound)90,000.

3. The articles of the company state that should preference dividends fall into arrears then the holders may serve notice to have all or part of the preference shares redeemed. Upon serving notice the holders would also be entitled, on a show of hands, to one vote, and on a poll in aggregate, 75% of voting rights conferred by all the equity share capital. No notice has been served.

4. In the event of a winding up, the preferred stock ranks ahead of the ordinary stockholders with regard to payment of all accrued dividends and repayment of a sum equal to the issue price of the stock. In the event of a winding up the stockholders are not entitled to a premium.

13. COMMON STOCK

                                                          1998              1998
                                                        Number           (pound)
Authorised:
Ordinary A stock of 10p each                            28,847             2,885
Ordinary B stock of 10p each                           150,000            15,000
Ordinary C stock of 10p each                            21,153             2,115
Ordinary D stock of 10p each                           500,000            50,000
Ordinary E stock of 2p each                          1,562,500            31,250
Ordinary F stock of 10p each                           247,500            24,750
                                                                         -------
                                                                         126,000
                                                                         =======

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

13.  COMMON STOCK (continued)


                                                          1998              1998
                                                        Number           (pound)
Issued, called up and fully paid
Ordinary A stock of 10p each                              28,847           2,885
Ordinary B stock of 10p each                             150,000          15,000
Ordinary C stock of 10p each                              21,153           2,115
Ordinary D stock of 10p each                             500,000          50,000
Ordinary F stock of 10p each                             247,500          24,750
                                                         -------          ------
                                                         947,500          94,750
                                                         =======          ======

During the year an Ordinary Resolution was passed by the Board for each E class ordinary stock of 10p to be sub-divided into 5 E class ordinary stock of 2p each.

The authorised capital of the company was increased during the year to include 247,500 F class ordinary stock of 10p each. These were allotted for a consideration of (pound)2,121,212.

Ordinary stock ranks pari-passu with regard to dividends and surplus assets in the event of a winding up. Voting rights are as follows with no ordinary E stock allotted:

                          % voting
Ordinary A                 13.2330
Ordinary B                 29.0725
Ordinary C                  5.8145
Ordinary D                 32.0800
Ordinary F                 19.8000

14. ADDITIONAL PAID IN CAPITAL

                                                                          1998
                                                                        (pound)

Balance brought forward                                                447,910
Premium on stock issued in the year                                  2,069,159
                                                                     ---------
Balance carried forward                                              2,517,069
                                                                     =========

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

15. ACCUMULATED LOSSES

                                                                          1998
                                                                        (pound)

Balance brought forward                                              (1,273,308)
Net loss for the financial year                                      (1,756,898)
                                                                     ----------
Balance carried forward                                              (3,030,206)
                                                                     ==========

16. POST BALANCE SHEET EVENTS

In June 1999 the company's issued share capital was acquired by Macrovision, Inc. a company incorporated in the U.S.A.

17. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

As stated in note 1, the financial statements of C-Dilla Limited have been prepared in accordance with UK GAAP which differs in certain significant respects from US GAAP. A description of the major differences between UK GAAP and US GAAP affecting C-Dilla Limited follows:

(a) Employee stock options

In 1996, the Company adopted a stock option plan ("the Plan") pursuant to which the Company's Board of Directors may grant stock options to eligible employees. Prior to 1998 stock options were granted with an exercise price equal to the fair value of the stock. During 1998 options were granted with the stock option price at a discount from fair value. This discount is considered to be part of the employees compensation.

All stock options must be exercised during the period which commences on the latest of either:

      -     the third anniversary of the relevant date of grant; or

      - the date by which all the preference shares have been redeemed; and, which ends on the day prior to the seventh anniversary of the date of grant.

The financial statements do not reflect a charge in relation to the issue of employee stock options.

Accounting Practices Board Opinion 25: Accounting for Stock issued to Employees, requires companies to recognise an expense where there is a difference between the stock option price and the market value of the stock at the time the option is granted. The expense is amortised on a straight line basis over the period from the date the options are granted to the date they are first exercisable, that is, the vesting date. April 1, 2002, the date of the final tranche of the

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

17. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

cumulative redeemable preferred stock is due to be redeemed, has been taken as the vesting date.

Details in respect of employee stock options are set out below.

=======================================================================================================================
                                         Options   Exercise price  Options   Exercise price  Options     Exercise price
                                          Number      ((pound))     Number      ((pound))     Number        ((pound))
-----------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of period       740,000         0.16           --           --           --            --
-----------------------------------------------------------------------------------------------------------------------
Granted                                  216,000         0.16      234,175         1.08       20,000          2.50
-----------------------------------------------------------------------------------------------------------------------
Exercised                                     --           --           --           --           --            --
-----------------------------------------------------------------------------------------------------------------------
Outstanding at end of  period            956,000         0.16      234,175         1.08       20,000          2.50
-----------------------------------------------------------------------------------------------------------------------
Exercisable at end of period                  --           --           --           --           --            --
-----------------------------------------------------------------------------------------------------------------------
Fair value of options granted during
period                                   216,000         1.35      234,175         1.35       20,000          3.13
=======================================================================================================================

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

17. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

(b) Deferred taxation

UK GAAP requires deferred taxation to be computed using the liability method with no deferred tax accounted for to the extent that it is probable that a liability or asset will not crystallise. A prudent view should be taken in the assessment of whether a liability or asset will crystallise. Under US GAAP, deferred taxation is recognised under the full liability method which permits deferred tax assets to be recognised if their realisation is considered more likely than not. The ultimate realisation of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses causing the deferred tax asset to arise become deductible. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 are presented below:

                                                                           1998
                                                                        (pound)

   Deferred tax assets:
   Net operating loss carry forwards                                    930,204
                                                                       --------

   Total gross deferred tax assets                                      930,204
   Less: Offset against deferred tax liabilities                         (8,860)
            Valuation allowance                                        (921,344)
                                                                       --------

   Net deferred tax assets                                                   --
                                                                       ========

   Deferred tax liabilities:
     Plant and equipment, principally due to differences in
   accounting and tax depreciation                                       (8,860)
   Less: Offset against deferred tax assets                               8,860
                                                                       --------

   Net deferred tax liabilities                                              --
                                                                       ========

Based upon the level of past net operating losses, projections for future taxable income, and the uncertainty surrounding the criteria under which operating losses may be carried forward, management believes it is more likely than not that the net tax assets will not be realised.

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

17 UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

(c) US GAAP reconciliations and presentational issues relating to the income statement and balance sheet

The following reconciliations have been provided to give additional information as required under US GAAP.

                                                                            1998
                                                                         (pound)
I. Net loss:

Net loss as reported for UK GAAP                                     (1,756,898)
Share option expense                                                    (60,110)
                                                                   ------------

Net loss under US GAAP                                               (1,817,008)
Redemption and finance costs of cumulative redeemable preference
stock                                                                  (192,300)
                                                                   ------------

Net loss attributable to common stockholders under US GAAP           (2,009,308)
                                                                   ============

Net loss per share - basic and diluted                             ((pound)2.22)
                                                                   ============

                                                                Number of shares

Shares used to compute basic and diluted net loss per share             906,250
                                                                   ============

Under UK GAAP distributions (including finance costs of non-equity stock) are presented at the foot of the income statement. Under US GAAP increases or decreases in the carrying amount of redeemable securities reduce or increase income applicable to common stockholders.

                                                                            1998
                                                                         (pound)

II. Stockholders' equity:

Stockholders' funds as reported for UK GAAP                             781,613
Non-equity interests included within stockholders' funds             (1,571,205)
                                                                     ----------

Stockholders' deficit under US GAAP                                    (789,592)
                                                                     ==========

UK GAAP requires all stock to be reported as part of stockholders' funds even where a class of stock has features that make it economically similar to debt. Such a class of stock is classified as a non-equity interest and additional disclosure is required of the split of total stockholders' funds between equity and non-equity interests. Under US GAAP such stock is reported as a separate balance sheet caption and is neither included within liabilities nor stockholders' equity. The company's cumulative redeemable preferred stock is presented as a non-equity interest under UK GAAP but would be reported as a separate caption under US GAAP between debt and equity.

                                 C-Dilla Limited

                        NOTES TO THE FINANCIAL STATEMENTS

17 UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

(d) Consolidation

US GAAP requires consolidation of material subsidiaries. C-Dilla has a wholly owned subsidiary, C-Dilla, Inc. which is not being consolidated as it is not considered material for the purposes of these financial statements. Details of the subsidiary at December 31, 1998, are as follows:

The company has paid all the expenses relating to the set up of its subsidiary company, C-Dilla, Inc.

                                                                           1998
                                                                        (pound)
Balance sheet components:
Cash                                                                     78,639
Plant and equipment, net                                                  8,729
Accrued expenses                                                         (4,464)
Owing to parent company                                                (143,719)
Share capital                                                                18
Losses for the period                                                   (60,797)
                                                                       ========

Analysis of losses for the period:
Staff costs                                                              36,246
Depreciation                                                                974
Professional fees                                                        12,220
Other expenses                                                           11,357
                                                                       --------

                                                                         60,797
                                                                       ========

(e) Additional disclosures

Major customer information:

One customer exceeded 10% of total net sales during the year ended December 31, 1998. The net sales for the year and the amount due from this customer as of December 31, 1998, are as follows:

                                     Net sales               Accounts receivable
                                       (pound)                           (pound)
       Autodesk                         95,885                           34,200
                                        ======                           ======

      (b) Pro Forma Financial Information.

      The following unaudited pro forma condensed financial statements are filed as part of this report:

      Pro Forma Condensed Statement of Operations for the three months
      ended March 31, 1999                                                    22

      Pro Forma Condensed Statement of Operations for the year ended
      December 31, 1998                                                       23

      Notes to Pro Forma Condensed Financial Statements                       24

The following unaudited pro forma condensed financial statements give effect to the acquisition of C-Dilla Limited ("C-Dilla") by Macrovision Corporation ("Macrovision") in a transaction to be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The estimated fair values and related purchase price allocation contained herein are prepared based on management's estimates in conjunction with a third party valuation consultant.

The unaudited pro forma condensed statements of operations reflect the combined results of operations of Macrovision and C-Dilla for the three months ended March 31, 1999, derived from unaudited financial statements, and year ended December 31, 1998, derived from audited financial statements, as if the acquisition occurred January 1, 1998.

The unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the condensed financial position or results of operations in future periods or the results that actually would have been realized had Macrovision and C-Dilla been a combined company during the specified periods. The unaudited pro forma condensed financial statements including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Macrovision, included in its Annual Report on Form 10-K for the year ended December 31, 1998, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 and its Current Report on Form 8-K filed July 6, 1999.

The amounts presented in the unaudited pro forma condensed financial statements for C-Dilla have been derived from the translated historical British pound sterling denominated results of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 prepared in accordance accounting principles generally accepted in the United States. The historical statements of operations of C-Dilla has been converted to U.S. dollars at the weighted average exchange rate for the period presented. Certain amounts have been reclassified to conform to the Macrovision's presentation.

Macrovision's Quarterly Report on Form 10-Q for the period ended June 30, 1999 captures the effect of the C-Dilla acquisition, and accordingly no pro forma condensed balance sheet is presented herein.

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1999
                                 (In thousands)
                                   (Unaudited)

                                                        Macrovision     C-Dilla        Pro Forma
                                                          Actual         Actual        Adjustments          Pro Forma
                                                       ------------   ------------    ------------         ------------
Net revenues                                           $      7,163   $        433    $       (102)   (A)  $      7,494

Costs and expenses:
   Cost of revenues                                             671             23            (102)   (A)           592
   Research and development                                     631            418                                1,049
   Selling and marketing                                      1,882            280                                2,162
   General and administrative                                 1,381            469                                1,850
   Amortization of intangibles                                   --             --             678    (B)           678
                                                       ------------   ------------    ------------         ------------

       Total costs and expenses                               4,565          1,190             576                6,331
                                                       ------------   ------------    ------------         ------------

Operating income                                              2,598           (757)           (678)               1,163
Interest and other income, net                                  418             10            (123)   (C)           305
                                                       ------------   ------------    ------------         ------------

       Income before income taxes                             3,016           (747)           (801)               1,468
Income taxes                                                  1,158             --                                1,158
                                                       ------------   ------------    ------------         ------------

Net income (loss)                                      $      1,858   $       (747)   $       (801)        $        310
                                                       ============   ============    ============         ============

Computation of basic and diluted earnings per share:

Basic earnings per share                               $        .21                                        $        .03
                                                       ============                                        ============
Shares used in computing basic earnings per share             8,887                            109    (D)         8,996
                                                       ============                   ------------         ============

Diluted earnings per share                             $        .20                                        $        .03
                                                       ============                                        ============
Shares used in computing diluted earnings per share           9,339                            109    (D)         9,448
                                                       ============                   ------------         ============

              PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     YEAR ENDED DECEMBER 31, 1998
                            (In thousands)
                              (Unaudited)

                                                        Macrovision                    Pro Forma
                                                           Actual    C-Dilla Actual   Adjustments          Pro Forma
                                                       ------------  --------------   -----------         ------------
Net revenues                                           $     24,434   $      1,378    $        (84)  (A)  $     25,728

Costs and expenses:
   Cost of revenues                                           2,081            156             (84)  (A)         2,153
   Research and development                                   2,578          1,224                               3,802
   Selling and marketing                                      5,985          1,462                               7,447
   General and administrative                                 4,621          1,709                               6,330
   Amortization of intangibles                                   --             --           2,712   (B)         2,712
                                                       ------------   ------------    ------------        ------------

       Total costs and expenses                              15,265          4,551           2,628              22,444
                                                       ------------   ------------    ------------        ------------

Operating income (loss)                                       9,169         (3,173)         (2,712)              3,284
Interest and other income, net                                1,102            174            (493)  (C)           783
                                                       ------------   ------------    ------------        ------------

       Income (loss) before income taxes                     10,271         (2,999)         (3,205)              4,067
Income taxes                                                  3,929             --                               3,929
                                                       ------------   ------------    ------------        ------------

Net income (loss)                                      $      6,342   $     (2,999)   $     (3,205)       $        138
                                                       ============   ============    ============        ============

Computation of basic and diluted earnings per share:

Basic earnings (loss) per share                        $        .79                                       $        .02
                                                       ============                                       ============
Shares used in computing basic earnings per share             8,004                            109   (D)         8,113
                                                       ============                   ------------        ============

Diluted earnings per share                             $        .74                                       $        .02
                                                       ------------                                       ------------
Shares used in computing diluted earnings per share           8,553                            109   (D)         8,662
                                                       ============                   ------------        ============

           NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

In June 1999, the Company acquired the remaining shares of C-Dilla Limited of Woodley, UK, developers of copy protection and rights management technologies for CD-ROM and internet-delivered software products. The Company paid approximately $12,810,000 in cash and acquisition costs and 109,199 shares of Macrovision stock valued at $5,073,000. The transaction has been accounted for under the purchase method. The excess purchase price over the net tangible assets acquired was $20,689,000 of which, based on management's estimates prepared in conjunction with a third party valuation consultant was allocated as follows:

(In thousands)

        In-process research and development               $         4,286
        Developed technology                                        3,824
        Core technology                                             7,844
        Acquired workforce                                            497
        Covenant not to compete                                     1,788
        Goodwill                                                    2,450
                                                          ---------------
                                                          $        20,689
                                                          ===============

The expense related to purchased in-process research and development has not been reflected in the accompanying unaudited pro forma condensed statements of operations as the charge will not have a continuing impact.

PRO FORMA ADJUSTMENTS FOR C -DILLA

(A) To eliminate intercompany transactions. Under an agreement with C-Dilla, Macrovision had exclusive marketing rights for consumer multimedia software applications of certain copy protection technologies developed by C-Dilla for CD-ROM. Under this agreement Macrovision paid royalties to C-Dilla of between 30% and 45% of revenues from sales of software products incorporating C-Dilla's technology.

(B) To record the amortization related to the excess purchase price over the estimated fair value of assets and liabilities acquired in connection with the C-Dilla acquisition. The book value of the tangible assets acquired and liabilities are assumed to approximate fair value. The estimated useful life of the goodwill and other purchased intangibles range from three to seven years

(C) To reflect forgone interest income associated with the cash used to acquire C-Dilla, assuming a weighted average 3.8% rate of return

(D) Basic pro forma earnings per share is computed using the weighted average number of Macrovision shares outstanding during the periods plus shares of Common Stock assumed to be issued as part of the acquisition. Diluted pro forma earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the periods plus shares of Common Stock and common equivalent shares assumed to be issued as part of the acquisition. Common equivalent shares consist of common stock issuable upon exercise of stock options using the treasury stock method. Shares and options issued pursuant to the acquisition are assumed outstanding at the beginning of the periods presented.

(c) Exhibits

      The following exhibit is filed herewith:

      2.01 Agreement For Sale of Shares relating to C-Dilla Limited dated as of June 18, 1999 by and among Registrant and the shareholders of C-Dilla Limited. Pursuant to Item 601(b)(2) of Regulation of S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request. ** (1)

      23.02 Consent of KPMG, Independent Auditors

** Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

(1) Previously filed with the Form 8-K filed on July 6, 1999.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     MACROVISION CORPORATION

                                     By:   /s/ Michael J. Peters
                                          ------------------------------------
Date:  September 1, 1999                  Michael J. Peters
                                          Controller, Chief Accounting Officer